SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): December 5, 2000

                         Commission File Number: 0-17020

                               Sensar Corporation
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                   Nevada                                  87-0429944
         --------------------------------             --------------------
         (State or other jurisdiction of                  (IRS Employer
          incorporation or organization)               Identification No.)


               50 West Broadway, Suite 501
                  Salt Lake City, Utah                          84101
        ------------------------------------------        ---------------
        (Address of Principal Executive Offices)             (Zip Code)


               Registrant's Telephone Number, Including Area Code:
               ---------------------------------------------------
                                 (801) 350-0587

                                       N/A
               ---------------------------------------------------
              (Former name, former address, and formal fiscal year,
                         if changed since last report)

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                              ITEM 5. OTHER EVENTS
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         Sensar Corporation issued the following press release on December 5,
2000.

         December 5, 2000 - Sensar Corporation (Nasdaq: SCII) announced today that Sensar and Net2Wireless entered into an agreement as an alternative to the proposed merger between the two corporations. Under the terms of the alternative arrangement, Sensar Corporation will receive 3,000,000 shares of common stock of Net2Wireless and a warrant to acquire an additional 1,000,000 shares at an exercise price of $10.00 per share in exchange for the release of both parties from any and all obligations under the merger agreement, Net2Wireless will not be required to repay the loan of $500,000 advanced by Sensar in February 2000. In addition, Sensar Corporation will pay $1,500,000 to Net2Wireless in consideration for a portion of the shares to be acquired by it. The release agreement replaces the merger agreement, dated as of December 8, 1999, as amended.

         The agreement was negotiated by the parties primarily due to significant uncertainties regarding Sensar obtaining the required vote to approve the merger, as well as several significant developments involving Nasdaq.

         Net2Wireless will continue to pursue the development of its potential products as a private company. Sensar Corporation will continue to seek other investment opportunities while retaining an interest in the future of Net2Wireless.

         Mr. Landa, Chairman and CEO of Sensar, stated, "I would have preferred to complete the merger as originally planned. Nonetheless, we have been able to acquire a substantial stake in the future of Net2Wireless. Furthermore, we now have the flexibility to add another business opportunity by which Sensar may return value to its shareholders." Mr. Landa concluded by wishing David Rubner, Hemi Davidson and their team the utmost success.

         This press release contains certain forward-looking statements concerning the potential products of Net2Wireless, which are still in the development and testing stage. The products are subject to all the risks associated with new market structures and broad based consumer demand. The above statements are not meant to be predictions of the future and are subject to all of the uncertainties set forth above and many others that may develop in the future. This press release is not, and is not intended to be, a proxy solicitation. Furthermore, this press release is not, and is not intended to be, an offer of any securities for sale. For further information, please refer to Sensar's report on Form 10-K/A for December 31, 1999, as amended, and its current filing on Form S-4.

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

                                   SIGNATURES


         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  December 5, 2000                SENSAR CORPORATION


                                        By   /s/ Howard S. Landa
                                          --------------------------------------
                                          Howard S. Landa, Chairman of the Board
                                          (Chief Executive Officer and Principal
                                          Financial and Accounting Officer)


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